  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1994
                                                      REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ____________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                                 ____________

                             MICROPOLIS CORPORATION
             (Exact name of registrant as specified in its charter)


               DELAWARE                                      95-3093858
     (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                     Identification No.)

         21211 Nordhoff Street
         Chatsworth, California                                 91311
(Address of principal executive offices)                      (Zip Code)
                                 ____________

                    THE STOCK OPTION PLAN FOR EXECUTIVE AND
                    KEY EMPLOYEES OF MICROPOLIS CORPORATION

                                      AND

         THE STOCK OPTION PLAN FOR DIRECTORS OF MICROPOLIS CORPORATION
                                 ____________

                                                     Copy to:
             DALE J. BARTOS
    Senior Vice President - Finance          BRIAN G. CARTWRIGHT, ESQ.
      and Chief Financial Officer                Latham & Watkins
         Micropolis Corporation                633 West Fifth Street
         21211 Nordhoff Street                      Suite 4000
      Chatsworth, California 91311         Los Angeles, California 90071
             (818) 709-3300                       (213) 485-1234
(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

                        Calculation of Registration Fee

==========================================================================================
                                                                Proposed
                                   Amount        Proposed        Maximum
                                 of Shares        Maximum       Aggregate     Amount of
    Title of Each Class of         to be      Offering Price    Offering    Registration
 Securities to be Registered     Registered    Per Share (2)      Price        Fee (2)
==========================================================================================
Common Stock
$1.00 par value(1)                500,000         $6-7/16      $3,218,750     $1,209.91

Preferred Share
Purchase Rights(3)                500,000           (3)           (3)            (3)

(Cover continued on next page)

(1) The Stock Option Plan for Executive and Key Employees of Micropolis Corporation (the "Employee Plan") authorizes the issuance of a maximum of 2,400,000 shares. However, 2,000,000 of the shares that may ultimately be issued upon exercise of options under the Employee Plan have already been registered pursuant to Form S-8 Registration Statements Nos. 33-64706, 33-22619, 33-29469 and 33-42454. The Stock Option Plan for Directors of Micropolis Corporation (the "Director Plan") authorizes the issuance of a maximum of 300,000 shares. However, 200,000 of the shares that may ultimately be issued upon exercise of options under the Director Plan have already been registered pursuant to Form S-8 Registration Statement No. 33-50204.

(2) Pursuant to Rule 457(c), the proposed maximum offering price per share and the amount of the registration fee are based upon the average of the high and low prices for the Company's Common Stock in the over-the-counter market, as reported on the NASDAQ National Market System on [date within 5 business days of filing date].

(3) Rights are attached to and trade with Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and the full fee based on such market price is being paid.

                                     PART I

          This Registration Statement covers additional securities registered for issuance under The Stock Option Plan for Executive and Key Employees of Micropolis Corporation. The contents of the prior Form S-8 Registration Statements of Micropolis Corporation relating to said plan, Nos. 33-64706, 33-22619, 33-29469 and 33-42454, are incorporated herein by reference. This Registration Statement also covers additional securities registered for issuance under The Stock Option Plan for Directors of Micropolis Corporation. The contents of the prior Form S-8 Registration Statement of Micropolis Corporation relating to said plan, No. 33-50204, is incorporated herein by reference.


                                    PART II

Item 3.  Incorporation of Documents by Reference

       The following documents filed with the Commission by Micropolis Corporation, a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

       A. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1993;

       B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1993; and

       C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form S-3 filed with the Commission on March 15, 1991 (No. 33-39411).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

          5.1  Opinion of Latham & Watkins

         23.1  Consent of Ernst & Young

         23.2  Consent of Latham & Watkins (included in Exhibit 5.1)

         24    Power of Attorney (page 4)

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California, on this 9th day of September, 1994.

                                       MICROPOLIS CORPORATION


                                       By: /s/ Dale J. Bartos
                                           ------------------
                                           Dale J. Bartos
                                           Senior Vice President - Finance and
                                           Chief Financial Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Stuart P. Mabon and Dale J. Bartos, or either of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.



     Signature            Title                              Date
     ---------            -----                              ----


/s/ Stuart P. Mabon       President, Chairman of the         September 30, 1994
- ------------------------  Board and Director (Principal
    Stuart P. Mabon       Executive Officer)


/s/ Dale J. Bartos        Senior Vice President - Finance    September 30, 1994
- ------------------------  and Chief Financial Officer
    Dale J. Bartos        (Principal Financial Officer)


/s/ Thomas S. Burns       Controller (Principal              September 30, 1994
- ------------------------  Accounting Officer)
    Thomas S. Burns

/s/ Ericson M. Dunstan    Director                           September 30, 1994
- ------------------------
    Ericson M. Dunstan

/s/ J. Burgess Jamieson   Director                           September 30, 1994
- ------------------------
    J. Burgess Jamieson

/s/ Theodore J. Smith     Director                           September 30, 1994
- ------------------------
    Theodore J. Smith

                               INDEX TO EXHIBITS

EXHIBIT                                                  PAGE
- -------                                                  ----

5.1                 Opinion of Latham & Watkins            6

23.1                Consent of Independent Auditors        7